UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 31, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to North Carolina Lease

On December 31, 2012 Extreme Networks, Inc. (“Extreme Networks” or the “Company”) entered into a First Amendment to Lease Agreement (the “Lease Amendment”) with RDU Center III, LLC (“North Carolina Landlord”). The Lease Amendment amends the Lease Agreement with the North Carolina Landlord dated, October 15, 2012 (the “Lease Agreement”), and provides for the leasing of an additional 29,150 square feet, comprising the third floor of the premises covered by the Lease Agreement (the “Additional Premises”).

The term of the lease for the Additional Premises commences on January 1, 2013, and the Company will occupy the Additional Premises on the same terms and conditions as set forth in the Lease Agreement.

Monthly base rent under the Lease Agreement, as amended by the Lease Amendment, commences May 1, 2013 for the original premises in an amount of approximately $97.9 thousand for the month and commences June 1, 2013 for the entire premises in an amount of approximately $1.784 million per annum, increasing annually at a fixed rate per square foot to approximately $2.07 million per annum in the final year of the initial term of the Lease Agreement, as amended.

The above description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Entering into of New California Lease

Also on December 31, 2012 Extreme Networks entered into an Office Space Lease Agreement (the “New Lease Agreement”) with W3 Ridge Rio Robles Property LLC (“California Landlord”) to lease approximately 57,586 square feet of space, located at 145 Rio Robles Drive, San Jose, CA 95134 (the “Premises”). The New Lease Agreement commences on July 1, 2013 with an initial term of 10 years, expiring on June 30, 2023. The Company has an option to renew the New Lease Agreement for an additional term of five years.

Monthly base rent on the Premises commences July 1, 2013 in an amount of approximately $1.347 million per annum, increasing annually to approximately $1.758 million per annum in the final year of the initial term of the New Lease Agreement. In addition to the monthly rent obligations, Extreme Networks will be responsible for its proportional share of operating expenses and real estate taxes for the premises and the complex of which the Premises are a part. Under the New Lease Agreement, the California Landlord is obligated to provide up to approximately $1.152 million as an allowance toward initial tenant improvements.

Extreme Networks and California Landlord have made the customary representations, warranties and covenants in the New Lease Agreement.

The above description of the New Lease Agreement is qualified in its entirety by reference to the full text of the New Lease Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.
On January 3, 2013 Extreme Networks issued a press release and held a conference call with analysts and investors announcing certain preliminary financial estimates for the quarter ended December 31, 2012 as well as providing updated guidance for the Company's financial model. A copy of the press release is attached hereto as Exhibit 99.1 and the information regarding financial results and disclosures related to the financial results is incorporated herein by reference in its entirety. The transcript of the Company's conference call is attached hereto as Exhibit 99.2 and the information regarding financial results and disclosures related to the financial results is incorporated by reference herein in its entirety.

The information in Item 2.02 of this Current Report on Form 8-K, including the press release filed as Exhibit 99.1 and the transcript filed as Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any registration statement or other document filed by Extreme Networks with the Securities and Exchange Commission, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference to this Item 2.02 and Exhibit 99.1 or Exhibit 99.2 in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Reference is made to the disclosure set forth above under Item 1.01 which is incorporated by reference into this Item 2.03.

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On December 31, 2012 the Board of Directors of the Company reviewed and approved the implementation of a cost reduction plan. The plan provides for a reduction in the current number of employee positions at the Company by approximately 13%. In support of the plan, the Company is taking the following actions in order to reduce operating costs and realign its organization in the current competitive operating environment:

•	Consolidating specific global administrative and line functions into our facility in Research Triangle Park, North Carolina;

•	Eliminating several management staff positions across the Company;

•	Reducing real-estate costs by focusing on our key company locations in California and North Carolina; and

•	Integrating key parts of our Data Center and Alliances sales teams under a single sales leadership structure.
As of the date of the filing of this Current Report on Form 8-K, the Company has initiated the implementation of the plan and expects to complete it by September 30, 2013. The Company anticipates incurring restructuring charges of approximately $5.5 million to $7.0 million in its second fiscal 2013 quarter for non-recurring employee-related termination benefits related to this action, including severance payments and continuation of medical insurance benefits. Primarily all of these charges will result in cash expenditures.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Lease Agreement by and between RDU Center III LLC and Extreme Networks, Inc. dated December 31, 2012.
10.2	Office Space Lease Agreement by and between W3 Ridge Rio Robles Property LLC and Extreme Networks, Inc., dated December 31, 2012.
99.1	Press release, dated January 3, 2013.
99.2	Transcript of conference call held on January 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2013

EXTREME NETWORKS, INC.

By:	/s/ JOHN KURTZWEIL
John Kurtzweil
Senior Vice President and Chief Financial Officer